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                                                                    Exhibit 3.63

                           Filed in the Department of State on

                                        _______________________________________
                                        Secretary of the Commonwealth


                            ARTICLES OF INCORPORATION


TO THE DEPARTMENT OF STATE

COMMONWEALTH OF PENNSYLVANIA:


         In compliance with the requirements of Section 204 of the Business Corporation Law, Act of May 5, 1933 (P.L. 364) (15 P.S. 1204) the undersigned, desiring to be incorporated as a business corporation, hereby certifies that:

         1st. The name of the corporation is ________________________________.

         2nd. The location and post office address of the initial registered office of the corporation in the Commonwealth is _____________________________
______________________________ in the county of _______________________________.

         3rd. The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes: ____
_______________________________________________________________________________
_______________________________________________________________________________

         4th. The term for which the corporation is to exist is perpetual.

         5th. The aggregate number of shares which the corporation shall have authority to issue is ___________________ and the par value of each such shares is _________________________________.

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         6th. The names and addresses of the first directors are:

                  Name                               Address
                  ----                               -------

                  ___________________                __________________________

                  ___________________                __________________________


         7th. The name and address of the incorporator and the number of shares subscribed by him is __________________________________________________________
____________________________-_______ share(s).

         IN TESTIMONY WHEREOF, the incorporator has signed and sealed these Articles of Incorporation this ________________ day of ______________, _____.


                                                    ____________________________